As filed with the Securities and Exchange Commission on July 14, 2003
                                                Registration No. 333-43766
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT of 1933
                            ________________________

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                            ________________________

                             Software HOLDRSSM Trust
                      [Issuer with respect to the receipts]

          Delaware                       6211                            13-5674085
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)     Classification Code Number)      Identification Number)

                                   ---------

                                 250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
                     (Address , including zip code, and
                 telephone number, including area code, of
                   registrant's principal executive offices)
                                  ----------
                                   Copies to:

         Judith Witterschein, Esq.                           Andrew B. Jasnszky, Esq.
             Corporate Secretary                             Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith Incorporated            599 Lexington Avenue
             250 Vesey Street                               New York, New York 10022
         New York, New York 10281                                 (212) 848-4000
              (212) 449-1000
 (Name, address, including zip code, and telephone number,
        including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


===============================================================================

PROSPECTUS
----------








                                   [graphic]


                        1,000,000,000 Depositary Receipts
                             Software HOLDRSSM Trust

     The Software HOLDRSSM Trust issues Depositary Receipts called Software HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the software industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Software HOLDRS in a round-lot amount of 100 Software HOLDRS or round-lot multiples. Software HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Software HOLDRS. For a list of the names and the number of shares of the companies that make up a Software HOLDR, see "Highlights of Software HOLDRS-The Software HOLDRS" starting on page 11. The Software HOLDRSSM trust will issue Software HOLDRS on a continuous basis.

     Investing in Software HOLDRS involves significant risks. See "Risk factors" starting on page 5.

     Software HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Software HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Software HOLDRS are listed on the American Stock Exchange under the symbol "SWH." On July 11, 2003, the last reported sale price of the Software HOLDRS on the American Stock Exchange was $33.18.

                                  ------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ------------

                  The date of this prospectus is July 11, 2003.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                               Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                           Page

Summary......................................................................4
Risk Factors.................................................................5
Highlights of Software HOLDRS...............................................12
The Trust...................................................................20
Description of Software HOLDRS..............................................20
Description of The Underlying Securities....................................20
Description of The Depositary Trust Agreement...............................23
United States Federal Income Tax Consequences...............................26
Erisa Considerations........................................................29
Plan of Distribution........................................................29
Legal Matters...............................................................29
Where You Can Find More Information.........................................29

                                ________________

     This prospectus contains information you should consider when making your investment decision. With respect to information about Software HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Software HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Software HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences-Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Software HOLDRS or of the underlying securities through an investment in the Software HOLDRS.

                                    SUMMARY

     The Software HOLDRS trust was formed under the depositary trust agreement, dated as of September 22, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Software HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock or American depositary shares issued by a group of companies that were, at the time of the initial offering, generally considered to be involved in various segments of the software industry. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Software HOLDRS is specified under "Highlights of Software HOLDRS-The Software HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Software HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 18 companies included in the Software HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Software HOLDRS are separate from the underlying securities that are represented by the Software HOLDRS. On July 11, 2003, there were 10,104,100 Software HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Software HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Software HOLDRS, including the risks associated with a concentrated investment in software companies.

General Risk Factors

     o Loss of investment. Because the value of Software HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Software HOLDRS if the underlying securities decline in value.

     o Discount trading price. Software HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, a Software HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Software HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the software industry. At the time of the initial offering, the companies included in the Software HOLDRS were generally considered to be involved in various aspects of the software industry. However, the market price of the underlying securities and the Software HOLDRS may not necessarily follow the price movements of the entire software industry. If the underlying securities decline in value, your investment in the Software HOLDRS will decline in value, even if the securities prices of companies in the software industry generally increase in value. In addition, since the time of the initial offering, the companies included in Software HOLDRS may not be involved in the software industry. In this case, the Software HOLDRS may not consist of securities issued only by companies involved in the software industry.

     o Not necessarily comprised of solely software companies. As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Software HOLDRS and that are not involved in the software industry may be included in the Software HOLDRS. The securities of a new company will only be distributed from the Software HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Software HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Software HOLDRS provides no assurance that each new company included in the Software HOLDRS will be involved in the software industry. Currently, the underlying securities included in the Software HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Software HOLDRS yet not be involved in the software industry. In addition the GICS sector classifications of securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Software HOLDRS, which may also result in the inclusion in the Software HOLDRS of the securities of a new company that is not involved in the software industry.

     o No investigation of underlying securities. The underlying securities initially included in the Software HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the software industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Software HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Software HOLDRS may not necessarily be a diversified investment in the software industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in a distribution of securities from, or the inclusion of additional securities in, the Software HOLDRS, may also reduce diversification. Software HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Software HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Software HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Software HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Software HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Software HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Software HOLDRS, you will not be able to trade Software HOLDRS and you will only be able to trade the underlying securities if you cancel your Software HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Software HOLDRS. If the Software HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Software HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted. There are currently 18 companies whose securities are included in the Software HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Software HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Software HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Software Industry

o The stock prices of some of the companies included in the Software HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Software HOLDRS, and you could lose all or part of your investment. The trading prices of the securities of some companies included in the Software HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o    general market fluctuations;

          o actual or anticipated variations in companies' quarterly operating results;

          o announcements of technological innovations or new services offered by competitors of the companies included in the Software HOLDRS;

          o    changes in financial estimates by securities analysts;

          o legal or regulatory developments affecting the companies included in the Software HOLDRS or in the software industry;

          o announcements by competitors of the companies included in the Software HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o    departures of key personnel;

          o    sales of software companies' securities in the open market; and

          o    difficulty in obtaining additional financing.

       In addition, the trading prices of some software stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many software stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of software companies or Internet-based companies, generally, could depress the stock prices of a software company regardless of software companies' results. Other broad market and industry factors may decrease the stock price of software stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of software stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Software HOLDRS. The events of September 11, 2001, in New York and Washington, D.C., as well as the United States' war on terrorism and potential military operations in other areas of the world, may have an unpredictable effect on economic conditions of companies whose common stocks are included in Software HOLDRS. Companies whose common stocks are included in Software HOLDRS results of operations and financial condition could be adversely impacted if those events and other related events cause further disruptions in the economy.

       As a result of fluctuations in trading prices of the companies included in the Software HOLDRS, the trading price of Software HOLDRS has fluctuated significantly. The initial offering price of a Software HOLDR, on September 26, 2000 was $98.21, and during 2002, the price of a Software HOLDR reached a high of $49.65 and a low of $20.18.

o A decline in information technology spending may result in a decrease in revenues or lower the growth rate of the companies whose securities are included in Software HOLDRS. A decline in the demand for information technology among current and prospective customers of the companies included in Software

       HOLDRS may result in decreased revenues or a lower growth rate for these companies because their sales depend, in part, on their customers' level of funding for new or additional information technology systems and services. Moreover, demand for these software companies' products and services may be reduced by a decline in overall demand for computer software and services. A continuation of the current economic downturn may cause customers of the companies included in the Software HOLDRS to reduce or eliminate information technology spending and cause price erosion throughout the software industry. In addition, recent developments, namely the September 11, 2001 terrorist attacks in the United States and related military actions, as well as future events or effects occurring in response or in connection to those developments, may reduce the amount and delay the timing of capital expenditures by corporations for information technology, such as software products. Accordingly, no assurance can be given that the companies included in the Software HOLDRS will be able to increase or maintain current revenues.

o Companies whose securities are included in the Software HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Software HOLDRS. Companies whose securities are included in Software HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Software HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the software industry.

o Many software companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, result of operations and financial condition. The ability of a software company to obtain, maintain or increase market share depends on timely introduction and market acceptance of new products offered by software companies. The software market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many software companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve performance, features and the reliability of their products. Software companies must also quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications standards and other technological changes could require substantial expenditures to modify or adapt the existing products offered by software companies.

o The products of some software companies have relatively short life cycles, which could result in significant fluctuations in the operating results of these software companies. The products of some companies included in the Software HOLDRS have a limited life cycle and it is difficult to estimate when they will become obsolete. As a result, it is difficult to forecast future revenue growth or sources of future revenue. If a software company does not develop and introduce new products before existing products have completed their life cycles and ensure that existing customers continue to use their products, it may not be possible for a software company to sustain its current level of sales.

o Inability to manage rapid growth could adversely affect systems, management resources and revenues. Some software companies are, or plan to begin, rapidly expanding their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the financial, operational, management, marketing, and sales systems and resources of many software companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

o Inability to adequately protect proprietary rights may harm the competitive positions of many software companies. Many software companies rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, software companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require software companies to enter into royalty or licensing agreements. Legal standards relating to the scope of protection of intellectual property rights in software and related industries are still evolving, and the future viability or value of any of the intellectual property rights of software companies is uncertain.

o Demand for some of the products and services of software companies will decline if Internet use fails to grow and be accepted as a medium for online commerce and communication. Future revenues and any future profits of many software companies depend upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services. For many software companies to grow, customers must continue to accept and use new ways of conducting business and exchanging information on the Internet.

o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many software companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may result in more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of many companies included in the Software HOLDRS.

o Some companies included in the Software HOLDRS derive significant revenue from only a few customers, and a failure to retain these customers or add new customers could affect the business of the companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the Software HOLDRS. If any of these significant customers were to reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the Software HOLDRS do not have long-term contracts or specific volume purchase contracts with significant customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

o The international operations of some software companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some companies included in the Software HOLDRS have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

          o    general economic, social and political conditions;

          o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o    currency fluctuations; and

          o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

o Many software companies are developing strategies to generate additional revenues for their products and services outside of the United States and Western Europe, and if these strategies fail it could result in slower revenue growth and losses. Many software companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many software companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

o Some companies included in the Software HOLDRS have a limited operating history, which makes financial forecasting difficult. Some companies included in the Software HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. Software companies would expect their business, operating results and financial condition to be materially adversely affected if their revenues do not meet their projections and that net losses in a given quarter would be even greater than expected.

o The products of some software companies may contain defects or errors, which may make it more difficult to gain market acceptance for their products and may reduce revenues. The products of software companies must be developed quickly to keep pace with the rapidly changing software market. Despite extensive product testing, complex software products and services are likely to contain undetected errors or defects. In the past, some software companies have experienced delays in releasing some versions of their products until software problems were corrected. Some products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of products and damage to their reputations, as well as lost revenues, diverted development resources and increased service and warranty costs, all of which could negatively affect the revenues of a software company.

o Many software companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success of any software company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these software companies will be able to continue to attract and retain qualified personnel.

o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Software HOLDRS. Some of the companies included in the Software HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Software HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

o Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Software HOLDRS. Holders of American depositary shares, including those included in the Software HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not be able to exercise voting rights unless they take a variety of steps, which may include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

                          HIGHLIGHTS OF SOFTWARE HOLDRS

     This discussion highlights information regarding Software HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Software HOLDRS.

Issuer..............................      Software HOLDRS Trust.

The trust...........................      The Software HOLDRS Trust was formed
                                          under the depositary trust agreement,
                                          dated as of September 22, 2000, among
                                          The Bank of New York, as trustee,
                                          Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated, other depositors and the
                                          owners of the Software HOLDRS and was
                                          amended on November 22, 2000. The
                                          trust is not a registered investment
                                          company under the Investment Company
                                          Act of 1940.

Initial depositor...................      Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated.

Trustee.............................      The Bank of New York, a New York
                                          state-chartered banking organization,
                                          is the trustee and receives
                                          compensation as set forth in the
                                          depositary trust agreement. The
                                          trustee is responsible for receiving
                                          deposits of underlying securities and
                                          delivering Software HOLDRS
                                          representing the underlying securities
                                          issued by the trust. The trustee holds
                                          the underlying securities on behalf of
                                          the holders of Software HOLDRS.

Purpose of Software HOLDRS..........      Software HOLDRS are designed to
                                          achieve the following:

                                          Diversification. Software HOLDRS are
                                          designed to allow you to diversify
                                          your investment in the software
                                          industry through a single,
                                          exchange-listed instrument
                                          representing your undivided beneficial
                                          ownership of the underlying
                                          securities.

                                          Flexibility. The beneficial owners of
                                          Software HOLDRS have undivided
                                          beneficial ownership interests in each
                                          of the underlying securities
                                          represented by the Software HOLDRS,
                                          and can cancel their Software HOLDRS
                                          to receive each of the underlying
                                          securities represented by the Software
                                          HOLDRS.

                                          Transaction costs. The expenses
                                          associated with buying and selling
                                          Software HOLDRS in the secondary
                                          market are expected to be less than
                                          separately buying and selling each of
                                          the underlying securities in a
                                          traditional brokerage account with
                                          transaction-based charges.

Trust assets........................      The trust holds securities traded on
                                          U.S. stock markets that, when
                                          initially selected, were issued by
                                          companies involved in the software
                                          industry. Except when a reconstitution
                                          event, distribution of securities by
                                          an underlying issuer or other event
                                          occurs, the group of companies will
                                          not change. Reconstitution events are
                                          described in this prospectus under the
                                          heading "Description of the Depositary
                                          Trust Agreement-Distributions" and
                                          "-Reconstitution Events." There are
                                          currently 18 companies included in the
                                          Software HOLDRS.

                                          The trust's assets may increase or
                                          decrease as a result of in-kind
                                          deposits and withdrawals of the
                                          underlying securities during the life
                                          of the trust.

The Software HOLDRS.................      The trust has issued, and may continue
                                          to issue Software HOLDRS that
                                          represent an undivided beneficial
                                          ownership interest in the shares of
                                          U.S. traded securities that are held
                                          by the trust on your behalf. The
                                          Software HOLDRS themselves are
                                          separate from the underlying
                                          securities that are represented by the
                                          Software HOLDRS.

                                          The following chart provides:

                                          o....the names of the 18 issuers
                                               of underlying securities
                                               currently represented by the
                                               Software HOLDRS,

                                          o....the stock ticker symbols,

                                          o....the share amounts currently
                                               represented by a round-lot of 100
                                               Software HOLDRS, and

                                          o....the principal U.S. market on
                                               which the underlying securities
                                               are traded.


                                                         Share      Primary U.S.
        Name of Company(1)                  Ticker      Amounts   Trading Market
--------------------------------------      ---------  --------- ---------------
     Adobe Systems Incorporated              ADBE            6        NASDAQ
     BMC Software, Inc.                      BMC             7        NYSE
     Check Point Software Technologies Ltd.  CHKP            6        NASDAQ
     Computer Associates International, Inc. CA             17         NYSE
     Intuit Inc.                             INTU            6        NASDAQ
     Macromedia, Inc.                        MACR            1        NASDAQ
     Mercury Interactive Corporation         MERQ            2        NASDAQ
     Micromuse Inc.                          MUSE            2        NASDAQ
     Microsoft Corporation                   MSFT           30        NASDAQ
     Nuance Communications, Inc.             NUAN            1        NASDAQ
     Openwave Systems Inc.                   OPWV            2        NASDAQ
     Oracle Corporation                      ORCL           24        NASDAQ
     PeopleSoft, Inc.                        PSFT            8        NASDAQ
     SAP AG-preference shares*               SAP            16         NYSE
     Sapient Corporation                     SAPE            3        NASDAQ
     Siebel Systems, Inc.                    SEBL            8        NASDAQ
     TIBCO Software Inc.                     TIBX            5        NASDAQ
     Veritas Software Corporation            VRTS            7        NASDAQ


     ---------------

     (1)On May 9, 2003 I2 Technologies Inc. was delisted from trading on the NASDAQ National Market System. As set forth in the prospectus, because I2 Technologies Inc. was not listed for trading on another national securities exchange, or through NASDAQ within five business days, the shares were distributed at a rate of 0.1 shares per Software HOLDR on May 23, 2003. As a result, I2 Technologies Inc. is no longer included in Software HOLDRS.

     *The preference shares of this non-U.S. company trade in the United States as American depositary receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences-Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

               The companies whose securities were included in the Software HOLDRS at the time Software HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the software industry, as measured by market capitalization and trading volume on August 10, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

               The number of outstanding Software HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Software HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.


Purchases...........................      You may acquire Software HOLDRS in two
                                          ways:

                                          o   through an in-kind deposit of the
                                              required number of securities of
                                              the underlying issuers with the
                                              trustee, or

                                          o   through a cash purchase in the
                                              secondary trading market.

Issuance and cancellation fees......      If you wish to create Software HOLDRS
                                          by delivering to the trust the
                                          requisite securities represented by a
                                          round-lot of 100 Software HOLDRS, The
                                          Bank of New York as trustee will
                                          charge you an issuance fee of up to
                                          $10.00 for each round-lot of 100
                                          Software HOLDRS. If you wish to cancel
                                          your Software HOLDRS and withdraw your
                                          underlying securities, The Bank of New
                                          York as trustee will charge you a
                                          cancellation fee of up to $10.00 for
                                          each round-lot of 100 Software HOLDRS.

Commissions.........................      If you choose to deposit underlying
                                          securities in order to receive
                                          Software HOLDRS, you will be
                                          responsible for paying any sales
                                          commission associated with your
                                          purchase of the underlying securities
                                          that is charged by your broker in
                                          addition to the issuance fee, charged
                                          by the trustee, described above.

Custody fees........................      The Bank of New York, as trustee and
                                          as custodian, will charge you a
                                          quarterly custody fee of $2.00 for
                                          each round-lot of 100 Software HOLDRS,
                                          to be deducted from any cash dividend
                                          or other cash distributions on
                                          underlying securities received by the
                                          trust. With respect to the aggregate
                                          custody fee payable in any calendar
                                          year for each Software HOLDR, the
                                          trustee will waive that portion of the
                                          fee which exceeds the total cash
                                          dividends and other cash distributions
                                          received, or to be received, and
                                          payable with respect to such calendar
                                          year.

Rights relating to Software HOLDRS..      You have the right to withdraw the
                                          underlying securities upon request by
                                          delivering a round-lot or integral
                                          multiple of a round-lot of Software
                                          HOLDRS to the trustee, during the
                                          trustee's business hours, and paying
                                          the cancellation fees, taxes and other
                                          charges. You should receive the
                                          underlying securities no later than
                                          the business day after the trustee
                                          receives a proper notice of
                                          cancellation. The trustee will not
                                          deliver fractional shares of
                                          underlying securities. To the extent
                                          that any cancellation of Software
                                          HOLDRS would otherwise require the
                                          delivery of a fractional share, the
                                          trustee will sell the fractional share
                                          in the market and the trust, in turn,
                                          will deliver cash in lieu of such
                                          fractional share. Except with respect
                                          to the right to vote for
                                          dissolution of the trust, the Software
                                          HOLDRS themselves will not have voting
                                          rights.

Rights relating to the
underlying securities...............      Software HOLDRS represents your
                                          beneficial ownership of the underlying
                                          securities. Owners of Software HOLDRS
                                          have the same rights and privileges as
                                          if they owned the underlying
                                          securities beneficially outside of
                                          Software HOLDRS. These include the
                                          right to instruct the trustee to vote
                                          the underlying securities, to receive
                                          any dividends and other distributions
                                          on the underlying securities that are
                                          declared and paid to the trustee by an
                                          issuer of an underlying security, the
                                          right to pledge Software HOLDRS and
                                          the right to surrender Software HOLDRS
                                          to receive the underlying securities.
                                          Software HOLDRS does not change your
                                          beneficial ownership in the underlying
                                          securities under United States federal
                                          securities laws, including sections
                                          13(d) and 16(a) of the Securities
                                          Exchange Act of 1934. As a result, you
                                          have the same obligations to file
                                          insider trading reports that you would
                                          have if you held the underlying
                                          securities outside of Software HOLDRS.
                                          However, due to the nature of Software
                                          HOLDRS, you will not be able to
                                          participate in any dividend
                                          reinvestment program of an issuer of
                                          underlying securities unless you
                                          cancel your Software HOLDRS (and pay
                                          the applicable fees) and receive all
                                          of the underlying securities.

                                          A holder of Software HOLDRS is not a
                                          registered owner of the underlying
                                          securities. In order to become a
                                          registered owner, a holder of Software
                                          HOLDRS would need to surrender their
                                          Software HOLDRS, pay the applicable
                                          fees and expenses, receive all of the
                                          underlying securities and follow the
                                          procedures established by the issuers
                                          of the underlying securities for
                                          registering their securities in the
                                          name of such holder.

                                          You retain the right to receive any
                                          reports and communications that the
                                          issuers of underlying securities are
                                          required to send to beneficial owners
                                          of their securities. As such, you will
                                          receive such reports and
                                          communications from the broker through
                                          which you hold your Software HOLDRS in
                                          the same manner as if you beneficially
                                          owned your underlying securities
                                          outside of Software HOLDRS in "street
                                          name" through a brokerage account. The
                                          trustee will not attempt to exercise
                                          the right to vote that attaches to, or
                                          give a proxy with respect to, the
                                          underlying securities other than in
                                          accordance with your instructions.

                                          The depositary trust agreement
                                          entitles you to receive, subject to
                                          certain limitations and net of any
                                          fees and expenses of the trustee, any
                                          distributions of cash (including
                                          dividends), securities or property
                                          made with respect to the underlying
                                          securities. However, any distribution
                                          of securities by an issuer of
                                          underlying securities will be
                                          deposited into the trust and will
                                          become part of the underlying
                                          securities unless the distributed
                                          securities are not listed for trading
                                          on a U.S. national securities exchange
                                          or through the Nasdaq National Market
                                          System or the distributed securities
                                          have a Standard & Poor's GICS sector
                                          classification that is different from
                                          the GICS sector classifications
                                          represented in the Software HOLDRS at
                                          the time of the distribution. In
                                          addition, if the issuer of underlying
                                          securities offers rights to acquire
                                          additional underlying securities or
                                          other securities, the
                                          rights may be distributed to you, may
                                          be disposed of for your benefit, or
                                          may lapse.

                                          There may be a delay between the time
                                          any cash or other distribution is
                                          received by the trustee with respect
                                          to the underlying securities and the
                                          time such cash or other distributions
                                          are distributed to you. In addition,
                                          you are not entitled to any interest
                                          on any distribution by reason of any
                                          delay in distribution by the trustee.
                                          If any tax or other governmental
                                          charge becomes due with respect to
                                          Software HOLDRS or any underlying
                                          securities, you will be responsible
                                          for paying that tax or governmental
                                          charge.

                                          If you wish to participate in a tender
                                          offer for any of the underlying
                                          securities, or any form of stock
                                          repurchase program by an issuer of an
                                          underlying security, you must
                                          surrender your Software HOLDRS (and
                                          pay the applicable fees and expenses)
                                          and receive all of your underlying
                                          securities in exchange for your
                                          Software HOLDRS. For specific
                                          information about obtaining your
                                          underlying securities, you should read
                                          the discussion under the caption
                                          "Description of the Depositary Trust
                                          Agreement -Withdrawal of Underlying
                                          Securities."

Ownership rights in fractional
shares in the underlying
securities..........................      As a result of distributions of
                                          securities by companies included in
                                          the Software HOLDRS or other corporate
                                          events, such as mergers, a Software
                                          HOLDR may represent an interest in a
                                          fractional share of an underlying
                                          security. You are entitled to receive
                                          distributions proportionate to your
                                          fractional shares.

                                          In addition, you are entitled to
                                          receive proxy materials and other
                                          shareholder communications and you are
                                          entitled to exercise voting rights
                                          proportionate to your fractional
                                          shares. The trustee will aggregate the
                                          votes of all of the share fractions
                                          represented by Software HOLDRS and
                                          will vote the largest possible number
                                          of whole shares. If, after
                                          aggregation, there is a fractional
                                          remainder, this fraction will be
                                          ignored, because the issuer will only
                                          recognize whole share votes. For
                                          example, if 100,001 round-lots of 100
                                          Software HOLDRS are outstanding and
                                          each round-lot of 100 Software HOLDRS
                                          represents 1.75 shares of an
                                          underlying security, there will be
                                          175,001.75 votes of the underlying
                                          security represented by Software
                                          HOLDRS. If holders of 50,000
                                          round-lots of 100 Software HOLDRS vote
                                          their underlying securities "yes" and
                                          holders of 50,001 round-lots of 100
                                          Software HOLDRS vote their underlying
                                          securities "no", there will be 87,500
                                          affirmative votes and 87,501.75
                                          negative votes. The trustee will
                                          ignore the .75 negative votes and will
                                          deliver to the issuer 87,500
                                          affirmative votes and 87,501 negative
                                          votes.

Reconstitution events...............      The depositary trust agreement
                                          provides for the automatic
                                          distribution of underlying securities
                                          from the Software HOLDRS to you in the
                                          following four circumstances:

                                          A. If an issuer of underlying
                                             securities no longer has a class of
                                             securities registered under section
                                             12 of the Securities Exchange Act
                                             of 1934, then the trustee will
                                             distribute the shares of that
                                             company to the owners of the
                                             Software HOLDRS.

                                          B. If the SEC finds that an issuer of
                                             underlying securities should be
                                             registered as an investment company
                                             under the Investment Company Act of
                                             1940, and the trustee has actual
                                             knowledge of the SEC finding, then
                                             its securities will no longer be an
                                             underlying security and the trustee
                                             will distribute the shares of that
                                             company to the owners of the
                                             Software HOLDRS.

                                          C. If the underlying securities of an
                                             issuer cease to be outstanding as a
                                             result of a merger, consolidation,
                                             or other corporate combination or
                                             other event, the trustee will
                                             distribute the consideration paid
                                             by and received from the acquiring
                                             company or the securities received
                                             in exchange for the securities of
                                             the underlying issuer whose
                                             securities cease to be outstanding
                                             to the beneficial owners of
                                             Software HOLDRS, only if the
                                             distributed securities have a
                                             different Standard & Poor's GICS
                                             sector classification than any of
                                             the underlying securities
                                             represented in the Software HOLDRS
                                             at the time of the distribution or
                                             exchange or if the securities
                                             received are not listed for trading
                                             on a U.S. national securities
                                             exchange or through the Nasdaq
                                             National Market System. In any
                                             other case, the additional
                                             securities received will be
                                             deposited into the trust.

                                          D. If an issuer's underlying
                                             securities are delisted from
                                             trading on a U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System and
                                             are not listed for trading on
                                             another U.S. national securities
                                             exchange or through the Nasdaq
                                             National Market System within five
                                             business days from the date the
                                             securities are delisted.

                                          To the extent a distribution of
                                          underlying securities from the
                                          Software HOLDRS is required as a
                                          result of a reconstitution event, the
                                          trustee will deliver the underlying
                                          security to you as promptly as
                                          practicable after the date that the
                                          trustee has knowledge of the
                                          occurrence of a reconstitution event.

                                          In addition, securities of a new
                                          company will be added to the Software
                                          HOLDRS, as a result of a distribution
                                          of securities by an underlying issuer,
                                          where a corporate event occurs, or
                                          where the securities of an underlying
                                          issuer are exchanged for the
                                          securities of another company, unless
                                          the securities received have a
                                          Standard & Poor's GICS sector
                                          classification that is different from
                                          the GICS sector classification of any
                                          other security then included in the
                                          Software HOLDRS or are not listed for
                                          trading on a U.S. national securities
                                          exchange or through the Nasdaq
                                          National Market System.

                                          It is anticipated, as a result of the
                                          broadly defined Standard & Poor's GICS
                                          sectors, that most distributions or
                                          exchanges of securities will result in
                                          the inclusion of new securities in
                                          Software HOLDRS. The trustee will
                                          review the Standard & Poor's GICS
                                          sector classifications of securities
                                          to determine whether securities
                                          received as a result of a distribution
                                          by an underlying issuer or as
                                          consideration for securities included
                                          in the Software HOLDRS or distributed
                                          to you.

Standard & Poor's sector
classifications.....................      Standard and Poor's Corporation is an
                                          independent source of market
                                          information that, among other things,
                                          maintains the Global Industry
                                          Classification Standard, referred to
                                          herein as

                                          "GICS," which classifies the
                                          securities of public companies into
                                          various sector classifications based
                                          upon GICS sectors, which are derived
                                          from its own criteria. The GICS
                                          classification standards were
                                          exclusively effective as of January 2,
                                          2002. There are 10 Standard & Poor's
                                          GICS sectors and each class of
                                          publicly traded securities of a
                                          company is given only one GICS sector
                                          classification. The securities
                                          included in the Software HOLDRS are
                                          currently represented in the
                                          Information Technology GICS sector.
                                          The Standard & Poor's GICS sector
                                          classifications of the securities
                                          included in the Software HOLDRS may
                                          change over time if the companies that
                                          issued these securities change their
                                          focus of operations or if Standard &
                                          Poor's alters the criteria it uses to
                                          determine GICS sectors, or both.

Termination events..................      A. The Software HOLDRS are
                                             delisted from the American Stock
                                             Exchange and are not listed for
                                             trading on another U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System
                                             within five business days from the
                                             date the Software HOLDRS are
                                             delisted.

                                          B. The trustee resigns and no
                                             successor trustee is appointed
                                             within 60 days from the date the
                                             trustee provides notice to Merrill
                                             Lynch, Pierce, Fenner & Smith
                                             Incorporated, as initial depositor,
                                             of its intent to resign

                                          C. Beneficial owners of at least 75%
                                             of outstanding Software HOLDRS vote
                                             to dissolve and liquidate the
                                             trust.

                                          If a termination event occurs, the
                                          trustee will distribute the underlying
                                          securities as promptly as practicable
                                          after the termination event.

                                          Upon termination of the depositary
                                          trust agreement and prior to
                                          distributing the underlying securities
                                          to you, the trustee will charge you a
                                          cancellation fee of up to $10.00 per
                                          round-lot of 100 Software HOLDRS
                                          surrendered, along with any taxes or
                                          other governmental charges, if any.

United States federal income
tax consequences....................      The United States federal income tax
                                          laws will treat a U.S. holder of
                                          Software HOLDRS as directly owning the
                                          underlying securities. The Software
                                          HOLDRS themselves will not result in
                                          any United States federal tax
                                          consequences separate from the tax
                                          consequences associated with ownership
                                          of the underlying securities.

Listing.............................      The Software HOLDRS are listed on the
                                          American Stock Exchange under the
                                          symbol "SWH." On July 11, 2003, the
                                          last reported sale price of the
                                          Software HOLDRS on the American Stock
                                          Exchange was $33.18.

Trading.............................      Investors are only able to acquire,
                                          hold, transfer and surrender a
                                          round-lot of 100 Software HOLDRS. Bid
                                          and ask prices, however, are quoted
                                          per single Software HOLDR.

Clearance and settlement............      Software HOLDRS have been issued only
                                          in book-entry form. Software HOLDRS
                                          are evidenced by one or more global
                                          certificates that the trustee has
                                          deposited with The Depository Trust
                                          Company, referred to as DTC. Transfers
                                          within DTC will
                                          be in accordance with DTC's usual
                                          rules and operating procedures. For
                                          further information see "Description
                                          of Software HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Software HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Software HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Software HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of September 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Software HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Software HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Software HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF SOFTWARE HOLDRS

     The trust has issued Software HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Software HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Software HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

     Software HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Software HOLDRS-The Software HOLDRS."

     Beneficial owners of Software HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Software HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Software HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Software HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Software HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Software HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement-Withdrawal of underlying securities."

     Software HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Software HOLDRS are available only in book-entry form. Owners of Software HOLDRS may hold their Software HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stock or American depositary shares of specified companies that, at the time of initial selection, were involved in various aspects of the software industry and whose securities are registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the software industry as measured by market capitalization and trading volume.

     The Software HOLDRS may no longer consist of exclusively securities issued by companies involved in the software industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the software industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Software HOLDRS, please refer to "Highlights of Software HOLDRS-The Software HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Software HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the 18 underlying securities currently represented by a single Software HOLDR, measured at the close of the business day on April 13, 2000, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to June 30, 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.



2000            Price       2001            Price       2002               Price    2003             Price
----            -----       ----            -----       ----               -----    ----             -----
April 13        75.57       January 31      73.75       January 31         43.71    January 30       27.22
April 28        83.33       February 28     54.09       February 28        37.12    February 28      26.87
May 31          76.66       March 30        41.70       March 28           26.03    March 31         25.45
June 30         88.46       April 30        54.10       April 30           33.12    April 30         28.51
July 31         81.69       May 31          52.45       May 31             29.80    May 30           31.53
August 31       97.37       June 29         56.55       June 28            28.55    June 30          31.71
September 29    97.12       July 31         47.84       July 31            24.57
October 31      92.70       August 31       39.42       August 30          24.54
November 30     64.40       September 28    30.98       September 30       20.69
December 29     64.03       October 31      36.55       October 31         26.67
                            November 30     42.77       November 29        29.91
                            December 31     44.97       December 31        26.40

[OBJECT OMITTED]
.............................

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of September 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Software HOLDRS, provides that Software HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for Software HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Software HOLDRS. You may create and cancel Software HOLDRS only in round-lots of 100 Software HOLDRS. You may create Software HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS. Similarly, you must surrender Software HOLDRS in integral multiples of 100 Software HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Software HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Software HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Software HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Software HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of they underlying securities in the Software HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Software HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Software HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Software HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Software HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Software HOLDRS or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Software HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Software HOLDRS will be distributed from the Software HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Software HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Software HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Software HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS.

     Further issuances of Software HOLDRS. The depositary trust agreement provides for further issuances of Software HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as the initial depositor, within 60 days from the date the trustee provides notice to the initial depositor, of its intent to resign. Upon termination, the beneficial owners of Software HOLDRS will surrender their Software HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Software HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Software HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Software HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Software HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Software HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Software HOLDRS.

     Issuance and cancellation fees. If you wish to create Software HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Software HOLDRS. If you wish to cancel your Software HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Software HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Software HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Software HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Software HOLDRS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election ineffect under applicable Treasury Regulations to be treated as a U.S. person (each of the above, a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").



     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any Software HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this discussion generally is limited to investors who will hold the Software HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Software HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Software HOLDRS

     A receipt holder purchasing and owning Software HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Software HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Pursuant to recently enacted legislation, qualified dividend income received in respect of Software HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Software HOLDRS.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Software HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Software HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Software HOLDRS. Similarly, with respect to sales of Software HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Software HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Software HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Software HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of information program, and

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States,

but will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).

     The Treasury Department is expected to issue guidance regarding these requirements.

     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value determined at the spot rate on the date of the payment regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer, holders of Software HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income"; or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Software HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Software HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Software HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Software HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Software HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Software HOLDRS. The trust delivered the initial distribution of Software HOLDRS against deposit of the underlying securities in New York, New York on approximately September 29, 2000.

     Investors who purchase Software HOLDRS through a fee-based brokerage account will pay fees changed by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. Merrill Lynch also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Software HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Software HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Software HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Software HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Software HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Software HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Software HOLDRS. This prospectus relates only to Software HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Software HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Software HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001, 2002 and 2003. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 13. The primary foreign stock markets on which the securities of the foreign issuers included in the Software HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        ADOBE SYSTEMS INCORPORATED (ADBE)

     Adobe Systems Incorporated develops and markets graphic design, publishing, page layout and digital imaging software for Web sites, print publishing and other types of media. Adobe also offers application software products for creating, printing, distributing and managing information. Adobe licenses its technology to hardware manufacturers, software developers, Internet service providers, businesses and consumers.


            Closing              Closing               Closing             Closing           Closing          Closing
 1998        Price    1999        Price    2000         Price    2001       Price  2002       Price   2003     Price
-----       ------    ----        -----    ----        ------    ----       -----  ----       -----   ----     -----
January     9 5/8    January    11 15/16   January    27 17/32   January   43.69   January    33.70  January   26.42
February   11 3/64   February   10 1/16    February   51         February  29.06   February   36.38  February  27.50
March      11 19/64  March      14 3/16    March      55 21/32   March     34.97   March      40.29  March     30.83
April      12 33/64  April      15 27/32   April      60 15/32   April     44.92   April      39.96  April     34.53
May         9 63/64  May        18 17/32   May        56 9/32    May       39.77   May        36.10  May       35.32
June       10 39/64  June       20 35/64   June       65         June      47.00   June       28.50  June      32.07
July        8 5/64   July       21 7/16    July       57 1/4     July      37.49   July       23.96
August      6 9/16   August     24 29/32   August     65         August    33.61   August     20.10
September   8 43/64  September  28 3/8     September  77 5/8     September 23.98   September  19.10
October     9 9/32   October    34 31/32   October    76 1/16    October   26.40   October    23.64
November   11 3/16   November   34 11/32   November   63 3/8     November  32.08   November   29.53
December   11 11/16  December   33 5/8     December   58 3/16    December  31.05   December   24.80

         The closing price on July 11, 2003 was $34.63.

                            BMC SOFTWARE, INC. (BMC)

     BMC Software, Inc. provides systems management software for businesses. BMC provides software solutions that are designed to enhance the availability, performance and recoverability of customers' business applications to help them manage their businesses. BMC's products include solutions for enterprise server management, business integrated scheduling, application and database performance management, recovery and storage management, and other software solutions.


            Closing              Closing               Closing             Closing           Closing          Closing
 1998        Price    1999        Price    2000         Price    2001       Price  2002       Price   2003     Price
-----       ------    ----        -----    ----        ------    ----       -----  ----       -----   ----     -----
January     33 7/8    January   46 11/16   January    37 7/8     January    29.06  January    17.67   January  17.63
February    38 1/4    February  40 7/8     February   46         February   30.13  February   16.05   February 19.40
March       41 29/32  March     37 1/16    March      49 3/8     March      21.50  March      19.45   March    15.09
April       46 25/32  April     43 1/16    April      46 13/16   April      24.19  April      14.46   April    14.92
May         46 1/16   May       49 7/16    May        44         May        23.90  May        16.91   May      16.96
June        51 15/16  June      54         June       36 31/64   June       22.54  June       16.60   June     16.33
July        49 5/16   July      53 7/8     July       18 7/8     July       20.00  July       13.45
August      42 5/16   August    53 13/16   August     27         August     16.00  August     13.90
September   60 1/16   September 71 9/16    September  19 1/8     September  12.70  September  13.07
October     48 1/16   October   64 3/16    October    20 5/16    October    15.07  October    15.94
November    51 1/16   November  72 13/16   November   17 5/16    November   16.75  November   17.90
December    44 9/16   December  79 15/16   December   14         December   16.37  December   17.11

         The closing price on July 11, 2003 was $14.85.



                  CHECK POINT SOFTWARE TECHNOLOGIES LTD. (CHKP)

     Check Point Software Technologies Ltd. develops, markets and supports virtual private networks, resource protection or firewalls and intranet and extranet security software that shields corporate networks from both internal and external unauthorized access. Check Point products are designed to verify remote users, control traffic to corporate networks, block viruses and other unwanted Web content from entering corporate networks and permit companies to set up virtual private networks for secure internal and remote communications. Check Point products also include quality of service and IP address management.


            Closing              Closing             Closing               Closing             Closing             Closing
 1998        Price    1999        Price    2000       Price      2001      Price    2002       Price    2003       Price
-----       ------    ----        -----    ----      ------      ----      -----    ----       -----    ----        -----
January     5 5/64   January     8 5/64   January     36 47/64   January     101.67  January     17.67   January     14.33
February    6 27/64  February    6 25/64  February    67 63/64   February     64.13  February    16.05   February    14.87
March       7 39/64  March       7 11/64  March       57 1/64    March        47.50  March       19.45   March       14.47
April       4 57/64  April       5 7/8    April       57 43/64   April        62.73  April       14.46   April       15.78
May         4 43/64  May         7 3/8    May         62 5/8     May          53.86  May         17.20   May         18.78
June        5 29/64  June        8 15/16  June        70 37/64   June         50.57  June        16.60   June        19.50
July        3 59/64  July       11 13/32  July        77 21/64   July         44.24  July        13.45
August      3 1/64   August     12 55/64  August      97 13/64   August       31.99  August      13.90
September   3 5/16   September  14 5/64   September  105         September    22.02  September   13.07
October     3 51/64  October    19 9/32   October    105 37/64   October      29.52  October     15.94
November    5 13/32  November   23 39/64  November    68 27/64   November     38.35  November    17.05
December    7 41/64  December   33 1/8    December    89 3/64    December     39.89  December    12.97


         The closing price on July 11, 2003 was $20.70.

                  COMPUTER ASSOCIATES INTERNATIONAL, INC. (CA)

     Computer Associates International, Inc. develops and markets process management, information management, infrastructure management and business management software for use on computer operating systems. Computer Associates offers numerous products, including enterprise management, security, storage, portal and business intelligence, application life cycle management, data management and application development solutions, which, among other things, are designed to measure and improve computer hardware and software performance and programmer productivity.


            Closing              Closing             Closing               Closing            Closing             Closing
 1998        Price    1999        Price    2000       Price      2001      Price    2002       Price    2003       Price
-----       ------    ----        -----    ----      ------      ----      -----    ----       -----    ----       -----
January     53 3/16   January   50 5/8    January   68 1/2     January     36.01   January     34.46   January     13.37
February    47 1/4    February  42        February  64 1/4     February    31.19   February    16.28   February    13.35
March       57 3/4    March     35 9/16   March     58 1/2     March       27.20   March       21.89   March       13.66
April       58 5/8    April     42 11/16  April     55 13/16   April       32.19   April       18.60   April       16.24
May         52 1/2    May       47 5/16   May       51 1/2     May         28.36   May         17.31   May         21.67
June        55 9/16   June      54 3/4    June      51 3/16    June        36.00   June        15.89   June        22.28
July        33 1/4    July      45 7/8    July      24 3/4     July        34.48   July         9.34
August      27        August    56 1/2    August    32 3/8     August      31.05   August      11.20
September   37        September 61 1/8    September 25 5/16    September   25.74   September    9.60
October     39 3/8    October   56 1/2    October   31 7/8     October     30.92   October     14.86
November    44 1/4    November  64 3/4    November  26 1/8     November    33.27   November    15.11
December    42 5/8    December  69 15/16  December  19 1/2     December    34.49   December    13.50

         The closing price on July 11, 2003 was $23.52.



                               INTUIT INC. (INTU)

     Intuit Inc. develops, markets and supports software that is designed to automate and simplify financial activities for small businesses, individuals and accounting professionals. Intuit's product and service offerings include desktop software, Internet software and products to connect desktop software to the Internet. Intuit offers software for small business accounting, tax preparation and consumer finance and financial supplies such as computer checks, envelopes and invoices. Intuit's personal finance products and services are primarily marketed under the "Quicken" brand.


            Closing                Closing             Closing             Closing            Closing             Closing
 1998        Price    1999          Price    2000       Price      2001    Price    2002       Price    2003       Price
-----       ------    ----          -----    ----      ------      ----    -----    ----       -----    ----       -----
January    12 29/64   January    30 21/64   January    60 5/16    January   39.50   January    39.25   January     44.10
February   15 1/2     February   32 63/64   February   52 1/2     February  41.13   February   37.89   February    47.52
March      16 1/8     March      33 59/64   March      54 3/8     March     27.75   March      38.36   March       37.20
April      17 47/64   April      28 45/64   April      35 15/16   April     32.04   April      39.18   April       38.82
May        15 51/64   May        27 1/8     May        36 1/4     May       32.06   May        43.73   May         45.92
June       20 27/64   June       30 3/64    June       41 3/8     June      39.99   June       49.72   June        44.60
July       16 37/64   July       27 17/64   July       34         July      34.38   July       43.98
August     11 25/64   August     29 55/64   August     59 7/8     August    37.78   August     44.63
September  15 33/64   September  29 7/32    September  57         September 35.80   September  45.53
October    15 53/64   October    29 1/8     October    61 7/16    October   40.22   October    51.92
November   19 19/64   November   50         November   45 9/16    November  43.90   November   53.94
December   24 11/64   December   59 15/16   December   39 7/16    December  42.78   December   46.92


         The closing price on July 11, 2003 was $43.30.

                            MACROMEDIA, INC. (MACR)

     Macromedia, Inc. develops, markets and delivers software for website layout, graphics and rich media content and Internet applications across multiple platforms and devices. Macromedia software streamlines workflow on the Web from concept to design and development to production. Macromedia's software includes stand-alone products for website layout and graphics creation and products that provide support for online commerce and business processes. Macromedia's products are designed to enable customers to create interactive websites that support animated content.



            Closing                Closing             Closing               Closing           Closing              Closing
 1998        Price    1999          Price    2000       Price      2001      Price     2002     Price     2003      Price
-----       ------    ----          -----    ----      ------      ----      -----     ----      -----    ----      -----
January     8 25/32   January    35 1/16     January    68 7/16    January   32.75    January     17.81   January   14.65
February   12 1/2     February   30 9/16     February   86 7/16    February  29.31    February   17.505   February  15.84
March      14 7/8     March      45 5/16     March      90 5/16    March     16.06    March       20.42   March     12.09
April      14 15/16   April      41 7/16     April      87         April     22.66    April       22.39   April     12.70
May        15 27/32   May        38 11/32    May        79 27/64   May       22.28    May         22.20   May       20.14
June       18 11/16   June       35 1/4      June       96 11/16   June      18.00    June         8.87   June      21.01
July       16 3/8     July       34 7/8      July       76 1/2     July      17.20    July         7.95
August     12 9/16    August     39 5/8      August     69 7/64    August    13.93    August       6.84
September  16 1/4     September  40 7/8      September  80 13/16   September 12.11    September    7.73
October    20         October    64 7/16     October    77 1/16    October   14.96    October     11.21
November   27 15/16   November   65 3/4      November   64         November  22.20    November    12.25
December   33 11/16   December   73 1/8      December   60 3/4     December  17.80    December    10.65

         The closing price on July 11, 2003 was $24.30.



                     MERCURY INTERACTIVE CORPORATION (MERQ)

     Mercury Interactive Corporation develops and markets integrated management products for testing, deployment assurance and application performance management, enabling businesses to test and optimize their business technology. Mercury's software products and services are designed to assist electronic businesses in improving the performance, availability, reliability and adaptability of their information technology delivered services. Mercury's products include test management products, which automate the testing of Internet applications and other applications, and Web performance monitoring products, which monitor and measure Web site performance from the user's perspective and alert users to performance problems.


             Closing              Closing                 Closing               Closing           Closing              Closing
 1998         Price    1999        Price      2000         Price      2001      Price     2002     Price     2003      Price
-----        ------    ----        -----      ----        ------      ----      -----     ----      -----    ----      -----
January      7 5/16   January    15 25/32    January     54 11/16   January    86.88    January    38.10   January    35.55
February     9 5/16   February   16 13/64    February    96 3/8     February   62.94    February   33.88   February   32.50
March        9 1/8    March      17 13/16    March       79 1/4     March      41.88    March      37.65   March      29.68
April       10 1/8    April      14 3/32     April       90         April      66.15    April      37.27   April      33.94
May          8 5/16   May        16 7/16     May         84 3/4     May        59.24    May        34.65   May        39.31
June        11 5/32   June       17 11/16    June        96 3/4     June       59.90    June       22.96   June       38.76
July        10 11/32  July       23 1/16     July        99 17/64   July       38.66    July       25.62
August       8 13/32  August     23 7/8      August     122 3/16    August     27.01    August     25.41
September    9 59/64  September  32 9/32     September  156 3/4     September  19.04    September  17.16
October     10 3/8    October    40 9/16     October    111         October    23.82    October    26.37
November    11 15/32  November   41 9/16     November    67 5/16    November   30.79    November   33.48
December    15 13/64  December   53 31/32    December    90 1/4     December   33.98    December   29.65


         The closing price on July 11, 2003 was $42.30.

                              MICROMUSE INC. (MUSE)

     Micromuse Inc. develops and markets software that monitors and manages elements of information technology-based services and businesses. Micromuse's products consolidate network data and events, customize network information and allow operators to resolve service problems. Micromuse sells its products directly and through distribution partners.


            Closing              Closing               Closing               Closing           Closing              Closing
 1998        Price    1999        Price      2000       Price      2001      Price     2002     Price     2003      Price
-----       ------    ----        -----      ----      ------      ----      -----     ----      -----    ----      -----
January           *   January    7 41/64     January    40 51/64    January   80.81    January   10.89     January   5.81
February     4 3/4    February   8 1/16      February   70 29/32    February  41.06    February   9.06     February  5.83
March        6 3/32   March     11 1/2       March      69 13/32    March     37.79    March      8.76     March     5.20
April        5 9/16   April      8 39/64     April      49 1/16     April     49.50    April      8.16     April     6.54
May          5 3/8    May        9 31/32     May        49 25/32    May       38.10    May        6.99     May       9.50
June        10 13/64  June      12 15/32     June       82 3/4      June      27.99    June       4.64     June      7.97
July         6 15/32  July      11 5/8       July       64 7/8      July      15.27    July       3.09
August       3 7/16   August    14 9/32      August     75 15/16    August    11.84    August     3.02
September    4 15/32  September 16 1/16      September 100 15/32    September  5.68    September  2.52
October      4 17/64  October   26 23/32     October    84 27/32    October    9.25    October    2.30
November     5 45/64  November  28 19/32     November   43 15/16    November  15.88    November   4.49
December     4 7/8    December  42 1/2       December   60 23/64    December  15.00    December   3.82

         The closing price on July 11, 2003 was $9.26.



                          MICROSOFT CORPORATION (MSFT)

     Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft software includes scalable operating systems for personal computers, intelligent devices and servers, server applications, information worker productivity applications, business solutions applications, a video game system and software development tools. Microsoft's online businesses include the MSN network of Internet products and service, electronic-commerce platforms and alliances with companies involved with broadband Internet access and digital network services.


            Closing              Closing               Closing              Closing           Closing              Closing
 1998        Price    1999        Price      2000       Price      2001      Price     2002     Price     2003      Price
-----       ------    ----        -----      ----      ------      ----      -----     ----      -----    ----      -----
January    18 19/128 January    43 3/4      January    48 15/16   January   30.53     January   31.85    January    23.73
February   21 3/16   February   37 17/32    February   44 11/16   February  29.50     February  29.17    February   23.70
March      22 3/8    March      44 13/16    March      53 3/8     March     27.34     March     30.15    March      24.21
April      22 17/32  April      40 21/32    April      34 7/8     April     33.87     April     26.13    April      25.57
May        21 13/64  May        40 11/32    May        31 9/32    May       34.59     May       25.45    May        24.61
June       27 31/64  June       45 3/32     June       40         June      36.50     June      27.35    June       25.64
July       27 31/64  July       42 29/32    July       34 29/32   July      33.09     July      23.99
August     23 63/64  August     46 9/32     August     34 29/32   August    28.52     August    24.54
September  27 33/64  September  45 9/32     September  30 5/32    September 25.58     September 21.87
October    26 15/32  October    46 9/32     October    34 7/16    October   29.07     October   26.73
November   30 1/2    November   45 67/128   November   28 11/16   November  32.10     November  28.84
December   34 43/64  December   58 3/8      December   21 11/16   December  33.12     December  25.85

         The closing price on July 11, 2003 was $27.31.

                       NUANCE COMMUNICATIONS, INC. (NUAN)

     Nuance Communications, Inc. develops, markets and supports voice-responsive software that is designed to make information and services from the Internet and other sources accessible from any telephone. Nuance's speech recognition, natural language understanding, text-to-speech and voice authentication software technologies are intended to enable information systems to recognize what an individual says, derive the meaning of what an individual says and verify the identity of the individual. Nuance has also developed a voice browser that allows users to interact with automated information and services using a telephone. Nuance also offers consulting, support and educational services.



            Closing              Closing             Closing               Closing            Closing             Closing
 1998        Price    1999        Price    2000       Price      2001      Price    2002       Price    2003       Price
-----       ------    ----        -----    ----      ------      ----      -----    ----       -----    ----       -----
January          *   January          *   January           *   January    37.56   January     7.89    January      2.24
February         *   February         *   February          *   February   23.00   February    5.80    February     2.46
March            *   March            *   March             *   March      10.04   March       6.83    March        2.18
April            *   April            *   April       30 3/16   April      12.81   April       5.60    April        3.73
May              *   May              *   May         39 1/2    May        15.11   May         4.51    May          5.39
June             *   June             *   June        83 5/16   June       18.02   June        4.18    June         5.13
July             *   July             *   July       140 3/8    July       13.40   July        3.00
August           *   August           *   August     131 5/8    August     10.44   August      2.90
September        *   September        *   September  121 11/16  September   6.50   September   1.70
October          *   October          *   October     86 1/4    October     8.07   October     2.20
November         *   November         *   November    30 9/16   November    9.74   November    3.18
December         *   December         *   December    43 1/8    December    9.10   December    2.48

     The closing price on July 11, 2003 was $6.07.



                          OPENWAVE SYSTEMS INC. (OPWV)

     Openwave Systems Inc. provides infrastructure software, applications and services, including wireless Internet infrastructure and browsers, unified messaging, mobile e-mail, and directory services. Openwave's customers are communication service providers, including wireless and wireline carriers, Internet service providers, portals and broadband providers. Openwave's operating system consists of software products that allow communication service providers to offer Internet services to their subscribers.


            Closing               Closing             Closing              Closing            Closing             Closing
 1998        Price    1999        Price    2000       Price      2001      Price    2002       Price    2003       Price
-----       ------    ----        -----    ----      ------      ----      -----    ----       -----    ----       -----
January          *    January           *  January   110        January    69.25    January    6.47    January     1.23
February         *    February          *  February  139 5/8    February   36.84    February   5.59    February    1.43
March            *    March             *  March     163 1/8    March      19.84    March      6.36    March       1.42
April            *    April             *  April      84        April      34.61    April      5.72    April       1.74
May              *    May               *  May        69 15/16  May        38.33    May        6.06    May         2.42
June             *    June             28  June       65 1/8    June       34.70    June       5.61    June        2.00
July             *    July        31 3/32  July       79 7/8    July       25.56    July       1.01
August           *    August      59 1/16  August     92 7/16   August     16.04    August     1.00
September        *    September   75 3/4   September 113 5/8    September  12.75    September  0.62
October          *    October    102 3/4   October    92 9/16   October     7.73    October    1.09
November         *    November   145       November   45 5/8    November   10.95    November   3.01
December         *    December   115 15/16 December   47 15/16  December    9.79    December   2.00

     The closing price on July 11, 2003 was $2.83.

                            ORACLE CORPORATION (ORCL)

     Oracle Corporation develops, manufactures and markets computer software that allows businesses to engage in electronic commerce and information management. Oracle's primary products include database technology software and applications software for the development of Internet applications and business applications software for a company's data processing, financial management and customer service needs.



            Closing              Closing               Closing               Closing            Closing             Closing
 1998        Price    1999        Price      2000       Price      2001      Price    2002       Price    2003       Price
-----       ------    ----        -----      ----      ------      ----      -----    ----       -----    ----       -----
January    3 7/8     January      9 15/64   January    24 63/64    January   29.13    January    17.26    January    12.03
February   4 7/64    February     9 5/16    February   37 1/8      February  19.00    February   16.62    February   11.96
March      5 17/64   March        6 19/32   March      39 1/32     March     14.98    March      12.80    March      10.84
April      4 5/16    April        6 49/64   April      39 31/32    April     16.16    April      10.04    April      11.88
May        3 15/16   May          6 13/64   May        35 15/16    May       15.30    May         7.92    May        13.01
June       4 3/32    June         9 9/32    June       42 1/32     June      19.00    June        9.47    June       12.01
July       4 27/64   July         9 33/64   July       37 19/32    July      18.08    July       10.01
August     3 21/64   August       9 1/8     August     45 15/32    August    12.21    August      9.59
September  4 55/64   September   11 3/8     September  39 3/8      September 12.58    September   7.86
October    4 59/64   October     11 57/64   October    33          October   13.56    October    10.19
November   5 45/64   November    16 61/64   November   26 1/2      November  14.03    November   12.15
December   7 3/16    December    28 1/64    December   29 1/16     December  13.81    December   10.80

         The closing price on July 11, 2003 was $12.84.

                             PEOPLESOFT, INC. (PSFT)

     PeopleSoft, Inc. designs, develops, markets and supports enterprise application software products. PeopleSoft's software is designed to provide customer relationship management, human resource management, e-commerce, financial management and supply chain management. PeopleSoft also offers software with applications customized for a specific industry. In addition, PeopleSoft provides consulting, education and technical support for its software products. PeopleSoft's customers include businesses, educational institutions and government agencies.



            Closing              Closing               Closing               Closing            Closing             Closing
 1998        Price    1999        Price      2000       Price      2001      Price    2002       Price    2003       Price
-----       ------    ----        -----      ----      ------      ----      -----    ----       -----    ----       -----
January     35        January     19 13/16   January   22 1/2      January   41.00    January    32.49    January    19.39
February    44 11/16  February    18 7/8     February  20 11/16    February  32.25    February   29.07    February   17.10
March       52 11/16  March       14 5/8     March     20          March     23.44    March      36.53    March      15.30
April       46 1/2    April       13 11/16   April     13 15/16    April     37.04    April      23.17    April      15.07
May         43 11/16  May         16 3/16    May       13 13/16    May       40.35    May        20.53    May        16.39
June        47        June        17 1/4     June      16 3/4      June      49.23    June       14.88    June       17.56
July        37 11/16  July        13 5/8     July      21 13/16    July      43.67    July       17.98
August      28 1/8    August      14 1/8     August    32 1/4      August    34.48    August     16.08
September   32 5/8    September   16 15/16   September 27 15/16    September 18.04    September  12.37
October     21 3/16   October     15         October   43 41/64    October   29.77    October    18.10
November    20 9/16   November    18 13/16   November  33 1/4      November  34.91    November   19.64
December    18 15/16  December    21 5/16    December  37 3/16     December  40.20    December   18.30

         The closing price on July 11, 2003 was $17.84.

                                  SAP AG (SAP)

     SAP AG develops and markets software that integrates the way businesses interact internally and with third parties. SAP's software enables companies of all sizes and industries to work together in an open collaborative Internet environment with their employees, customers and partners. Specifically, SAP's software is designed to optimize supply chains, manage strategic relationships, reduce time to market and share information. American depositary receipts evidencing American depositary shares of SAP preference shares are included in the Software HOLDRS and are traded through the New York Stock Exchange. Shares of SAP also trade on German and Swiss stock exchanges.



            Closing              Closing                Closing               Closing            Closing             Closing
 1998        Price    1999        Price     2000         Price     2001       Price    2002       Price    2003       Price
-----       ------    ----        -----     ----        ------     ----       -----    ----       -----    ----       -----
January          *   January    33 15/16    January     65 3/16    January    47.64    January    35.06    January     23.50
February         *   February   32          February    71 5/16    February   38.69    February   34.17    February    20.90
March            *   March      26 5/16     March       59 3/4     March      28.99    March      37.20    March       18.96
April            *   April      31 3/8      April       49 1/8     April      40.30    April      32.60    April       25.51
May              *   May        33 9/16     May         42 7/8     May        35.11    May        25.80    May         28.48
June             *   June       34 5/8      June        46 5/8     June       35.09    June       24.29    June        29.22
July             *   July       31 11/16    July        55 3/4     July       36.08    July       18.70
August      41 7/8   August     33          August      64 3/16    August     34.49    August     19.25
September 38 15/16   September  37 3/4      September   61 1/2     September  25.92    September  11.25
October    42 1/16   October    36 9/16     October     51         October    25.70    October    19.14
November   42 5/16   November   33 9/16     November    33 1/4     November   31.03    November   22.25
December   36 1/16   December   52 1/16     December    33 11/16   December   31.93    December   19.50


     The closing price on July 11, 2003 was $29.49.



                           SAPIENT CORPORATION (SAPE)

     Sapient Corporation designs, develops and implements systems that allow businesses to improve customer relationship management, supply-chain design, and business strategy. Sapient's services include high-volume transaction systems, high-impact interactive marketing applications, Internet "microsites" and rapid enterprise architecture planning, and supply chain management solutions. Sapient primarily targets its services to the needs of the financial services, media and entertainment, communications, manufacturing and retail industries.


            Closing              Closing                Closing               Closing            Closing             Closing
 1998        Price    1999        Price     2000         Price     2001       Price    2002       Price    2003       Price
-----       ------    ----        -----     ----        ------     ----       -----    ----       -----    ----       -----
January     9 7/16    January   18 15/32    January     44 3/16    January    16.88    January    5.50     January    1.77
February    9 59/64   February  16 23/32    February    35 3/4     February   12.88    February   4.39     February   1.88
March      11 27/32   March     17 27/32    March       41 15/16   March       7.19    March      4.75     March      1.53
April      12 11/32   April     15 11/16    April       39 19/32   April      13.45    April      4.88     April      1.90
May        11 3/16    May       15 15/16    May         49 31/32   May         9.57    May        1.47     May        2.36
June       13 3/16    June      14 5/32     June        53 15/32   June        9.75    June       1.06     June       2.76
July       11 7/16    July      13 13/16    July        56 7/8     July        6.25    July       0.70
August      9 49/64   August    18 1/4      August      52 1/2     August      5.41    August     1.27
September   8 17/32   September 23 9/16     September   40 11/16   September   3.85    September  1.03
October    11 17/64   October   31 31/32    October     35 9/16    October     4.31    October    1.55
November   11 9/16    November  38 3/4      November    17 11/16   November    6.28    November   2.10
December   14         December  70 15/32    December    11 15/16   December    7.72    December   2.05

         The closing price on July 11, 2003 was $3.49.

                           SIEBEL SYSTEMS, INC. (SEBL)

     Siebel Systems, Inc. develops and markets e-business applications software that is designed to manage the customer, partner and employee relationships of organizations from small businesses to the largest multinational organizations and government agencies across multiple channels, including the Web. Siebel's principal software products offer client information and support services to customer service call centers, direct sales teams, resellers, retailers and Web-based sales forces.



            Closing              Closing                Closing               Closing            Closing             Closing
 1998        Price    1999        Price     2000         Price     2001       Price    2002       Price    2003       Price
-----       ------    ----        -----     ----        ------     ----       -----    ----       -----    ----       -----
January     6 5/32    January   10 15/16   January    45 27/32    January     66.31    January    35.39    January    8.36
February    7 11/16   February  11         February   70          February    38.25    February   27.76    February   8.63
March       7 3/16    March     11 7/8     March      59 23/32    March       27.20    March      32.61    March      8.01
April       6 15/32   April      9 38/64   April      61 7/16     April       45.58    April      24.19    April      8.66
May         5 11/16   May       11 25/64   May        58 1/2      May         45.36    May        18.25    May        9.41
June        8 1/16    June      16 37/64   June       81 25/32    June        46.90    June       14.22    June       9.48
July        6 25/32   July      14 25/32   July       72 1/2      July        34.46    July        9.40
August      4 11/16   August    17 11/64   August     98 29/32    August      21.60    August      8.47
September   7 11/64   September 16 21/32   September  111 5/16    September   13.01    September   5.75
October     5 7/64    October   27 29/64   October    104 15/16   October     16.33    October     7.52
November    6 1/16    November  35 1/16    November    69 7/8     November    22.35    November    8.51
December    8 31/64   December  42         December    67 5/8     December    27.98    December    7.40


     The closing price on July 11, 2003 was $10.17.



                           TIBCO SOFTWARE INC. (TIBX)

     TIBCO Software Inc. develops and markets business integration solutions, business optimization solutions and services, which are designed to allow businesses to integrate their internal operations, dealings with business partners and relations with customers in real time. TIBCO products and services are designed to assist in the distribution of information by connecting a business' applications, Web site and databases to the Internet and Internet-based applications. TIBCO's software enables businesses and users to automatically transmit, receive, filter, monitor, analyze and personalize information in real time.


            Closing               Closing                Closing               Closing            Closing             Closing
 1998        Price    1999         Price     2000         Price     2001       Price    2002       Price    2003       Price
-----       ------    ----         -----     ----        ------     ----       -----    ----       -----    ----       -----
January         *    January          *    January     51 27/64    January     37.94    January    16.01    January    5.61
February        *    February         *    February   131          February    13.50    February   10.55    February   4.73
March           *    March            *    March       81 1/2      March        8.50    March      11.76    March      4.20
April           *    April            *    April       89 1/16     April       11.40    April       8.39    April      4.93
May             *    May              *    May         55 5/8      May         13.80    May         5.95    May        4.85
June            *    June             *    June       107 1/4      June        12.77    June        5.56    June       5.12
July            *    July       10         July       103          July         9.05    July        5.42
August          *    August      9 3/64    August     101 15/16    August       8.57    August      4.21
September       *    September  10 1/32    September   84 7/16     September    7.34    September   3.75
October         *    October    13         October     63          October      8.44    October     5.00
November        *    November   32 21/64   November    34 5/8      November    12.59    November    7.35
December        *    December   51         December    47 15/16    December    14.93    December    6.18

         The closing price on July 11, 2003 was $5.53.

                       VERITAS SOFTWARE CORPORATION (VRTS)

     Veritas Software Corporation develops and markets storage management, data protection, clustering, replication and storage area networking software for operating systems, including versions of UNIX, Windows NT and Linux. Veritas software is designed to improve the level of centralization, control and automation in computing environments. The products developed from Veritas' software are intended to offer protection against data loss and file corruption, allow rapid recovery after disk or computer system failure, enable information technology managers to work efficiently with large numbers of files, and make it possible to manage data distributed on large networks of computer systems.



            Closing              Closing                Closing               Closing            Closing             Closing
 1998        Price    1999        Price     2000         Price     2001       Price    2002       Price    2003       Price
-----       ------    ----        -----     ----        ------     ----       -----    ----       -----    ----       -----
January     7 9/32    January   18 37/64    January    97 1/4    January    94.88    January    42.55    January    18.25
February    8 27/64   February  15 25/32    February  131 59/64  February   64.94    February   35.49    February   17.03
March       8 49/64   March     17 15/16    March     131        March      46.24    March      43.83    March      17.59
April       8 7/64    April     15 25/32    April     107 9/32   April      59.61    April      28.34    April      22.07
May         8 31/32   May       19 39/64    May       116 1/2    May        65.91    May        22.67    May        27.72
June        9 3/16    June      21 3/32     June      113 1/32   June       66.53    June       19.79    June       28.82
July       12 15/32   July      24 14/16    July      101 15/16  July       42.41    July       16.83
August      9 31/32   August    26 21/64    August    120 9/16   August     28.72    August     16.19
September  12 9/32    September 33 3/4      September 142        September  18.44    September  14.67
October    11 9/64    October   47 15/16    October   141 1/64   October    28.38    October    15.25
November   13 9/32    November  61 3/64     November   97 9/16   November   38.89    November   18.18
December   13 5/16    December  85 27/64    December    87 1/2   December   44.83    December   15.62

         The closing price on July 11, 2003 was $29.60.

================================================================================











                               [Graphic Omitted]



                        1,000,000,000 Depositary Receipts

                             Software HOLDRSSM Trust





                              --------------------

                               P R O S P E C T U S


                              --------------------





                                  July 11, 2003







================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.  Exhibits.

         See Exhibit Index.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 14, 2003.


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


                                 By:                     *
                                     -----------------------------------
                                     Name:  John J. Fosina
                                     Title: Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on July 14, 2003.

                 Signature                                   Title
                 ---------                                   -----




                                          Co. Chief Executive Officer,
                       *                  Co. Chairman of the Board and Director
            ----------------------
              James P. Gorman


                                          Co. Chief Executive Officer,
                     *                    Co. Chairman of the Board and Director
            ----------------------
              Arshad R. Zakaria



                     *                    Director
            ----------------------
              Carlos M. Morales


                    *                     Chief Financial Officer
            ----------------------
               John J. Fosina


                    *                    Controller
            ----------------------
              Dominic A. Carone


       *By:  /s/ Mitchell M.Cox          Attorney-in-Fact
             -------------------
               Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 7, 2000 as an exhibit to amendment no.
          1 to the registration statement filed on Form S-1 for Software HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for Software HOLDRS..

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Software HOLDRS Receipts, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 7, 2000 as as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

   8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to amendment no. 4 to the registration statement filed on Form S-1 for Software HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on August 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Software HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

__________________

* Previously filed.


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